SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2003

NII HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-32421	91-1671412
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

10700 Parkridge Boulevard, Suite 600, Reston, Virginia	20191
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 390-5100

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Information.

     On July 30, 2003, we issued our financial results and other data for the quarter ended June 30, 2003, including:

•	subscriber additions of 42,300 and total subscribers of 1.33 million;

•	consolidated second quarter revenues of $226 million and net income of $42 million or $2.04 per basic share;

•	quarter-end cash of $314 million; and

•	the following financial data:

NII HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (1)
FOR THE SIX AND THREE MONTHS ENDED JUNE 30, 2003 AND 2002
(in millions, except per share amounts)
Unaudited

	Successor	Predecessor	Successor	Predecessor
	Company	Company	Company	Company

	Six Months Ended		Three Months Ended
	June 30,		June 30,

	2003	2002	2003	2002

Operating revenues
Service and other revenues	$409	$369	$215	$182
Digital handset and accessory revenues	20	16	11	8

	429	385	226	190

Operating expenses
Cost of service (exclusive of depreciation included below)	100	103	54	52
Cost of digital handset and accessory sales	59	52	31	25
Selling, general and administrative	150	167	78	76
Impairment, restructuring and other charges	—	15	—	10
Depreciation	19	32	10	17
Amortization	19	6	10	3

	347	375	183	183

Operating income	82	10	43	7

Other income (expense)
Interest expense	(31)	(137)	(17)	(57)
Interest income	5	2	3	—
Reorganization items, net	—	(125)	—	(125)
Foreign currency transaction gains (losses), net	15	(140)	26	(66)
Other expense, net	(7)	(4)	(5)	(2)

	(18)	(404)	7	(250)

Income (loss) from continuing operations before income tax provision	64	(394)	50	(243)
Income tax provision	(13)	(9)	(8)	(3)

Net income (loss) from continuing operations	51	(403)	42	(246)
Discontinued operations
Income from operations of Nextel Philippines	—	11	—	9
Income tax provision	—	—	—	—

Income from discontinued operations	—	11	—	9

Net income (loss)	$51	$(392)	$42	$(237)

Net income (loss) from continuing operations per common share, basic	$2.52	$(1.49)	$2.04	$(0.91)
Net income from discontinued operations per common share, basic	—	0.04	—	0.03

Net income (loss) per common share, basic	$2.52	$(1.45)	$2.04	$(0.88)

Net income (loss) from continuing operations per common share, diluted	$2.39	$(1.49)	$1.94	$(0.91)
Net income from discontinued operations per common share, diluted	—	0.04	—	0.03

Net income (loss) per common share, diluted	$2.39	$(1.45)	$1.94	$(0.88)

Weighted average number of common shares outstanding, basic	20	270	20	270

Weighted average number of common shares outstanding, diluted	21	270	21	270

(1)  As a result of the application of fresh-start accounting rules under SOP 90-7 in 2002 and other events related to the Company’s reorganization, the Successor Company’s financial statements for the six and three months ended June 30, 2003 are not fully comparable to the Predecessor Company’s financial statements for the six and three months ended June 30, 2002.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

The following exhibit is being furnished pursuant to Item 12 of this report:

Exhibit No.	Description

99.1	Press release dated July 30, 2003.

Item 12. Results of Operations and Financial Condition.

     The following information is being furnished pursuant to Item 12 of this report and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

     On July 30, 2003, we issued a press release announcing certain financial and operating results for the quarter and six months ended June 30, 2003. A copy of the press release is being furnished as Exhibit 99.1 and is incorporated by reference into Item 12 of this report.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NII HOLDINGS, INC.
(Registrant)

By:	/s/ ROBERT J. GILKER
Robert J. Gilker
Vice President and General Counsel

Date: July 30, 2003

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press release dated July 30, 2003.